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                                                                    EXHIBIT 99.0

                                 August 23, 2002

BOK Financial Corporation
Bank of Oklahoma Tower
Boston Avenue at Second Street
Tulsa, Oklahoma 74172

To the Board of Directors:

         I hereby consent to being named as a person about to become an advisory director of BOK Financial Corporation ("BOK Financial") and later a director of BOK Financial, in connection with the consummation of the merger (the "Merger") of Bank of Tanglewood, N.A., a national banking association ("Tanglewood"), with and into TW Interim National Bank, a wholly owned subsidiary of BOK Financial, pursuant to the Agreement and Plan of Merger, dated as of May 15, 2002, by and among BOK Financial, Tanglewood and TW Interim National Bank, in the Registration Statement on Form S-4 filed by BOK Financial with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.

                                                    Sincerely,

                                                    /s/ ROBERT G. GREER
                                                    ----------------------------
                                                    Robert G. Greer